UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2007

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-25413	65-0854589
(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square 7th Floor
High-tech Development District
Xi’an, Shaanxi Province, PRC 710043

(Address of principal executive offices and zip code)

+86 29 8268 3920

(Registrant’s telephone number including area code)

International Imaging Systems, Inc.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On November 27, 2007, China Bio Energy Holding Group Co., Ltd. (the "Company") dismissed its principal independent accountant, Thomas W. Klash, C.P.A. ("Klash"). The decision to dismiss Klash as the Company's principal independent accountant was approved by the Company's Board of Directors on November 21, 2007. Klash's report on the Company's financial statements for the fiscal years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2005 through the date of Klash's dismissal, there were no disagreements with Klash on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Klash, would have caused Klash to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from January 1, 2005 through December 31, 2006 or through the date of this report. The Company has provided Klash with a copy of the foregoing disclosures, and Klash has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1.

On November 21, 2007, the Company engaged Sherb & Co., LLP (“Sherb”) as its new principal independent accountants, effective immediately upon the dismissal of Klash. The decision to engage Sherb as the Company's principal independent accountants was approved by the Company's Board of Directors on November 21, 2007. During the period from January 1, 2005 through December 31, 2006, and through the date of the Sherb’s engagement , the Company did not consult with Sherb regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01  and Exhibits.

(b) Exhibits.

Exhibit No.	Description
16.1	Letter of Klash, dated November 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Bio Energy Holding Group Co., Ltd.

By:	/s/ Gao Xincheng
Name:	Gao Xincheng
Title:	President, Chief Executive Officer and Chairman
Dated:	November 28, 2007